EXHIBIT 23.2

                       [DELOITTE & TOUCHE LLP LETTERHEAD]



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Marine Transport Corporation on Form S-8 of our report dated March 9, 1998 (relating to the consolidated financial statements of OMI Corp. (predecessor to Marine Transport Corporation) which expresses an unqualified opinion and an explanatory paragraph relating to a change in accounting principle) appearing in the Annual Report on Form 10-K of Marine Transport Corporation for the year ended December 31, 1998.


/S/ DELOITTE & TOUCHE LLP

Deloitte & Touche LLP
New York, New York

June 17, 1999